                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT
                           AND PLAN OF REORGANIZATION

         THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into effective as of April 28, 2004 by and among Tillman International, Inc. a Utah corporation (the "PARENT"), Quest Minerals & Mining, Ltd., a Nevada corporation (the "COMPANY"), Gwenco, Inc., a Kentucky corporation (the "TARGET"), and the stockholders of Target (the "SELLING STOCKHOLDERS") listed on Exhibit A attached hereto.

                                 R E C I T A L S

         A. The Target is in the business of coal mining (the "Business").

         B. The Selling Stockholders own beneficially and of record all of the issued and outstanding shares of capital stock of the Target (including all options, warrants and other rights to acquire capital stock of the Target). Target has authorized capital stock consisting of 1,000 shares of common stock, no par value, of which 200 shares (the "TARGET SHARES") are issued and outstanding and held by the Selling Stockholders.

         C. The Company desires to acquire from the Selling Stockholders all of the capital stock of the Target (including all options, warrants and other rights to acquire capital stock of the Target) such that the Target will become a wholly-owned subsidiary of the Company.

         D. The parties hereto wish to make certain representations, warranties, covenants and agreements in connection with the purchase of all of the issued and outstanding capital stock of the Target and also to prescribe various conditions to such transaction.

         E. The Company has authorized capital stock consisting of 40,000,000 shares of common stock ("COMMON STOCK"), $0.001 par value, of which 39,335,642 shares are issued and outstanding.

                                A G R E E M E N T

         It is agreed as follows:

         1.       Securities Purchase and Reorganization

                  1.1 PURCHASE AND SALE OF TARGET SHARES. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below) the Selling Stockholders will sell and deliver to the Company, and the Company will purchase from the Selling Stockholders, the Target Shares, which Shares will constitute all of the issued and outstanding capital stock of the Company at the Closing.

                  1.2 PURCHASE PRICE. The aggregate purchase price for the Target Shares (the "Purchase Price") will be paid by the Company's and Parent's delivery to the Sellers, at the Closing, of the following:

1.2.1 One Million Six Hundred Thousand ("1,600,000") shares of Series B Convertible Preferred Stock of the Parent (the "CONVERTIBLE PREFERRED STOCK"). The terms of the Convertible Preferred Stock are attached as
         Schedule 1.2.1

         In addition to the above purchase price the Parent and/or the Company shall assume liabilities at closing of up to One Million Seven Hundred Thousand ($1,700,000.00) Dollars.

                  1.3. INSTRUMENTS OF TRANSFER.

                           (a) TARGET  SHARES.  Each Selling  Stockholder  shall
deliver to the Company original certificates evidencing the Target Shares along with executed stock powers, in form and substance satisfactory to the Company, for purposes of assigning and transferring all of their right, title and interest in and to the Target Shares. From time to time after the Closing Date, and without further consideration, the Selling Stockholders will execute and deliver such other instruments of transfer and take such other actions as the Company may reasonably request in order to facilitate the transfer to the Company of the securities intended to be transferred hereunder.

                           (b) THE CONVERTIBLE  PREFERRED STOCK. The Company and
the Parent shall deliver to the Selling Stockholders on the Closing Date the Convertible Preferred Stock Certificates in form and substance satisfactory to the Selling Stockholders. From time to time after the Closing Date, and without further consideration, the Company and the Parent shall execute and deliver such other instruments and take such other actions as the Selling Stockholders may reasonably request in order to facilitate the conversion of the Convertible Preferred Stock.

                  1.3 CLOSING. The closing ("CLOSING") of the acquisition of the Target Shares shall take place at the offices of Spectrum Law Group, LLP, 1900 Main Street, Suite 125, Irvine, CA 92614 as soon as practicable upon the execution of this Agreement. The date on which the Closing takes place is referred to herein as the "CLOSING DATE." The Closing shall be effective as of the Closing Date.



         2.   Representations,   Warranties   and   Covenants   of  the  Selling
Stockholders. Each Selling Stockholder severally represents, warrants and covenants to and with the Company with respect to himself, as follows:

                  2.1. TITLE TO SHARES. Each Selling Stockholder is the sole record and beneficial owner of the Target Shares held by such Selling Stockholder, free and clear of all liens, encumbrances, equities, assessments and claims, and that there are no warrants, options, subscriptions, calls, or other similar rights of any kind for the issuance or purchase of any of the
Target Shares or other securities of the Target held by such Selling Stockholder. Upon delivery of the Target Shares by each Selling Stockholder and payment of the Purchase Price in full by the Company pursuant to this Agreement, each Selling Stockholder will transfer to the Company valid legal title to the Target Shares held by such Selling Stockholder, free and clear of all restrictions, liens, encumbrances, equities, assessments and claims (other than any restrictions, liens, encumbrances, equities, assessments or claims as may arise from or as a result of (i) restrictions under applicable Federal and state securities laws, and (ii) any act or omission of the Company).

                  2.2. AUTHORITY RELATIVE TO THIS AGREEMENT. Each Selling Stockholder has all requisite individual or corporate power and authority, as the case may be, to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "DOCUMENTS"). All individual or corporate action, as the case may be, on the part of each Selling Stockholder necessary for the authorization, execution, delivery and performance of the Documents by such Selling Stockholder has been taken and no further authorization on the part of such Selling Stockholder is required to consummate the transactions provided for in the Documents. When executed and delivered by each Selling Stockholder, the Documents shall constitute the valid and legally binding obligation of such Selling Stockholder, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

                  2.3. SECURITIES MATTERS.

                           (a) Each Selling Stockholder understands that (i) any
shares of capital stock issuable upon conversion of the Convertible Preferred Stock ("PARENT SHARES") have not been registered or qualified under the Securities Act of 1933, as amended (the "SECURITIES ACT") or any state securities or "blue sky" laws, on the ground that the sale provided for in this Agreement and the issuance of the securities hereunder is exempt from registration and qualification under Sections 4(2) and 18 of the Securities Act, and (ii) the Company's reliance on such exemptions is predicated on the each Selling Stockholder's representations set forth herein

                           (b) Each  Selling  Stockholder  acknowledges  that an
investment in the Company involves an EXTREMELY HIGH DEGREE OF RISK, lack of liquidity and substantial restrictions on transferability and that such Selling Stockholder may lose his, her or its entire investment in the Parent Shares.

                           (c) The Company has made  available  to each  Selling
Stockholder or the advisors of any such Selling Stockholder the opportunity to obtain information to evaluate the merits and risks of the investment in the Parent Shares, and each Selling Stockholder has received all information requested from the Company. Each Selling Stockholder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Parent Shares and the business, properties, plans, prospects, and financial condition of the Company and to obtain additional information as such Selling Stockholder has deemed appropriate for purposes of investing in the Parent Shares pursuant to this Agreement.

                           (d) Each Selling  Stockholder,  personally or through
advisors, has expertise in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to the Company and has sufficient knowledge and experience in financial and business matters to assess the relative merits and risks of an investment in the Company. In connection with the purchase of the Parent Shares, each Selling Stockholder has relied solely upon independent investigations made by such Selling Stockholder and has consulted such Selling Stockholder's own investment advisors, counsel and accountants. Each Selling Stockholder has adequate means of providing for current needs and personal contingencies, has no need for liquidity, and can sustain a complete loss of the investment in the Parent Shares.

                           (e) The Parent Shares,  which the Company is to issue
hereunder, will be acquired for each Selling Stockholder's own account, for investment purposes, not as a nominee or agent, and not with a view to or for sale in connection with any distribution of the Parent Shares in violation of applicable securities laws.

                           (f)  Each  Selling  Stockholder  understands  that no
federal or state agency has passed upon the Parent Shares or made any finding or determination as to the fairness of the investment in the Parent Shares.

                           (g)  Each  Selling   Stockholder  is  an  "Accredited
Investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Each Selling Stockholder acknowledges that the Parent Shares may be purchased only by persons who come within the definition of an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                           (h) No Selling  Stockholder  has received any general
solicitation or general advertising concerning the Parent Shares, nor is any Selling Stockholder aware of any such solicitation or advertising.

                           (i) Each  Selling  Stockholder  understands  that the
Parent Shares will be characterized as "restricted" securities under federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Each Selling Stockholder agrees that such Selling Stockholder will not sell all or any portion of the Parent Shares except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. Each Selling Stockholder understands and acknowledges that all certificates representing the Parent Shares shall bear the following legend or a legend of similar import and that the Company shall refuse to transfer the Parent Shares except in accordance with such restrictions:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER CERTAIN STATE SECURITIES LAWS. NO SALE OR TRANSFER OF THESE SHARES MAY BE MADE IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (2) AN OPINION OF COUNSEL THAT REGISTRATION UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE OR TRANSFER."

                  2.4. FULL DISCLOSURE. No representations or warranties made by any Selling Stockholder in this Agreement, in any of the exhibits or schedules attached to this Agreement, or in the schedules attached hereto, or in any other statements furnished or to be furnished by the such Selling Stockholder to the Company pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make any statement contained herein or therein not misleading. Copies of all documents heretofore or hereafter delivered or made available to the Company by any Selling Stockholder pursuant hereto were or will be complete and accurate records of such documents.

         3. Representations, Warranties and Covenants of the Target and the Selling Stockholders. The Target and each Selling Stockholder jointly and severally represents, warrants and covenants to the Company and the Parent as follows (exceptions to the following representations and warranties shall be set forth on Schedules 3.1 through 3.22, which collectively are referred to as the "DISCLOSURE SCHEDULE"):

                  3.1. AUTHORITY RELATIVE TO THIS AGREEMENT. The Target has all requisite corporate power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "DOCUMENTS"). All corporate action on the part of the Target necessary for the authorization, execution, delivery and performance of the Documents by the Target has been taken and no further authorization on the part of the Target is required to consummate the transactions provided for in the Documents. When executed and delivered by the Target, the Documents shall constitute the valid and legally binding obligation of the Target, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

                  3.2. CAPITALIZATION OF THE TARGET. The authorized capital stock of the Target consists of 1,000 shares of common stock, no par value (the "TARGET COMMON STOCK"), of which 200 shares are issued and outstanding. All issued and outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are held of record by the Selling Stockholders. There are no outstanding options, warrants, rights, subscriptions, calls, contracts or other agreements to issue, purchase or acquire, or securities convertible into, shares of capital stock or other securities of any kind representing an ownership interest in the Target, and no Selling Stockholder is a party to any proxy, voting trust or other agreements with respect to the voting of the Target Common Stock.

                           3.3.  SUBSIDIARIES.  Set forth on  SCHEDULE  3.3 is a
complete listing of any stock or equity interests, direct or indirect, of the Target in any other firm, corporation, association or business organization (each of which is referred to herein individually as a "SUBSIDIARY" and collectively as the "SUBSIDIARIES"). The Target is the sole record owner of all of the issued and outstanding capital stock of any such Subsidiaries, free and clear of all liens, encumbrances, equities, assessments and claims. All of the issued and outstanding shares of capital stock of each such Subsidiary are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants, rights, subscriptions, calls, contracts or other agreements to purchase or acquire, or securities convertible into, shares of capital stock or other securities of any kind representing an ownership interest in any such Subsidiaries, and neither the Target nor any Selling Stockholder is a party to any proxy, voting trust or other agreements with respect to the voting of the capital stock of any such Subsidiaries.

                  3.4. ORGANIZATION AND STANDING. The Target and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation and is duly qualified or registered to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary and where the failure to be so qualified would have a material adverse effect on the Target and the Subsidiaries, taken as a whole. The Target and each of the Subsidiaries has the full corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted.

                  3.5. NO DEFAULT OR LEGAL RESTRICTIONS. Neither The Target nor any of the Subsidiaries is not in violation of its articles of incorporation, bylaws or other governing documents. Neither the Target nor any of the Subsidiaries, except as set forth in schedule 3.5, is in default under, or in breach of any term or provision of, any contract, agreement, lease, license, commitment, mortgage, indenture, bond, note, instrument or other obligation set forth on SCHEDULE 3.22 (each a "CONTRACT") where such default or breach would have a material adverse effect on the Target and the Subsidiaries, taken as a whole. The execution and delivery of this Agreement by the Target and the Selling Stockholders and the consummation of the transactions contemplated hereby do not and will not violate the articles of incorporation, bylaws or other governing documents of the Target or any of the Subsidiaries, and, except where any such conflict, breach, default or violation would not have a material adverse effect on the Target and the Subsidiaries, when taken as a whole, the execution and delivery of this Agreement by the Target and the Selling Stockholders and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or result in any breach of (or create in any party the right to accelerate, terminate, modify or cancel) any terms, conditions or provisions of, or constitute a default under, or require the consent of any party to, or result in the imposition of any lien or encumbrance upon any asset or property of the Target or any of the Subsidiaries pursuant to the terms and conditions of, any Contract to which the Target or any Selling Stockholder or any of the Subsidiaries is now a party or by which any of them or any of their respective properties, assets or rights may be bound or affected,
(b) violate any provision of any law, rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency, governmental body or arbitrator, or (c) require any filing with, or license, permit, consent or other governmental approval of, any federal, state or local governmental body or governmental agency (including, without limitation, the Securities and Exchange Commission, other than the filing of a From D and similar state securities laws filings.)

                  3.6. COMPLIANCE WITH LAW. Neither the Target nor any of the Subsidiaries is in violation of any federal, state, local or foreign law, ordinance, regulation, judgment, decree, injunction or order of any court or other governmental entity. The Target and the Subsidiaries have has procured and are currently in possession of all licenses, permits and other governmental authorizations required by federal, state or local laws for the operation of the business of the Target and the Subsidiaries in each jurisdiction in which the Target or any of the Subsidiaries is currently conducting business, where the failure to possess such licenses, permits and authorizations would have a material adverse effect on the Target and the Subsidiaries, taken as a whole, and there is no basis for revoking any such license, permit or other authorization. Except as otherwise disclosed on SCHEDULE 3.6, such licenses are in full force and effect and there is no basis for any fines, penalties, or revocation of such licenses.

                  3.7. FINANCIAL STATEMENTS.

                           (a) The Target is currently having an accounting firm
authorized to practice before the Securities and Exchange Commission conduct an audit of the balance sheet of the Target, including its Subsidiaries, as of December 31, 2003 and the related statements of operations, shareholders' equity and cash flows for the period from inception through December 31, 2003 (the "TARGET AUDITED FINANCIAL STATEMENTS"), and such audit shall be completed in sufficient time to have the Target Financial Statements to be filed as an exhibit to the amendment of the Current Report on Form 8-K described in Section
6.4 hereof. The Target Audited Financial Statements will be true and accurate, in accordance with the books and records of Target. Except as disclosed therein, the Target Audited Financial Statements (i) will be in accordance with the books and records of the Target and will be prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied for all periods, and (ii) will fairly present the financial position of the Target as of the respective dates thereof, and the results of operations, and changes in shareholders" equity and changes in cash flow for the periods then ended, all in accordance with GAAP consistently applied for all periods.

                           (b)  Except  as  set  forth  on  the  Target  Audited
Financial Statements, the Target has no debt, liability or obligations of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due and whether or not the amount hereof is readily ascertainable, that will not be reflected as a liability in the Target Audited Financial Statements or except for liabilities incurred by the Target in the ordinary course of business, consistent with past practices which are not otherwise prohibited by, or in violation of, or which will not result in a breach of, the representations, warranties, and covenants of the Target contained in this Agreement. There will be no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 ("FAS NO. 5") issued by the Financial Accounting Standards Board (the "FASB") which will not be adequately provided for in the Target Audited Financial Statements as required by FAS No. 5.

                           (c) As of the date hereof and as of the closing date,
the Target does not and will not have Liabilities (as defined in Section 3.8) in excess of One Million Seven Hundred Thousand Dollars ($1,700,000.)

                  3.8. ABSENCE OF UNDISCLOSED LIABILITIES. The Target does not have any material liabilities, obligations or claims of any kind whatsoever which are required to be set forth in financial statements prepared in accordance with GAAP, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, direct or indirect, contingent or otherwise and whether due or to become due (referred to herein individually as a "LIABILITY" and collectively as "LIABILITIES"), other than (a) Liabilities that are reserved for or disclosed in the Target Audited Financial Statements, (b) Liabilities that are set forth on SCHEDULE 3.8, (c) Liabilities incurred by the Target in the ordinary course of business after the date of the Target Audited Financial Statements (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law), or (d) Liabilities for Contracts (other than any express executory obligations that might arise due to any default or other failure of performance by the Target prior to the Closing Date).

                  3.9. ABSENCE OF MATERIAL ADVERSE CHANGES. Since the date of the Latest Target Audited Financial Statements, there has not been any (a) material adverse change in the business, operations, properties, condition (financial or otherwise) of the Target and the Subsidiaries, (b) damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the business, properties or condition (financial or otherwise) of the Target and the Subsidiaries, taken as a whole, or (c) change by the Target or any of the Subsidiaries in accounting methods or principles used for financial reporting purposes, except as required by a change in generally accepted accounting principles and concurred with by the Target"s independent certified public accountants.

                  3.10. REAL PROPERTY.

                           (a)  SCHEDULE  3.10  contains  a  list  of  all  real
property owned by or leased to the Target or any of the Subsidiaries. Neither the Target nor any Selling Stockholder has received any notification that there is any violation of any law, ordinance or regulation with respect to such real property that would result in a material fine or penalty or the abatement of which would require a material capital expenditure.

                           (b) The Target or the applicable  Subsidiary has good
and marketable title to all real property indicated on SCHEDULE 3.10 as owned by the Company or any of the Subsidiaries, subject to (i) easements, servitudes and rights-of-way of record or in actual or apparent use, (ii) any state of facts that a visual inspection might reveal, (iii) rights of the public in any portion of the premises that may fall in any public street, way or alley, (iv) zoning laws, building laws and building restrictions of record, (v) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings, (vi) liens imposed by law incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, material, men and the like, (vii) liens or imperfections of title that do not materially detract or interfere with the present use or value of such real property, and (viii) mortgages, liens, encumbrances, claims or restrictions, if any, that do not materially detract from or interfere with the present use or value of such real property

                           (c) Target has no pending or threatened  condemnation
proceedings relating to any real property owned by or leased to the Target or any of the Subsidiaries, or other matters affecting materially or adversely the current use, occupancy, or value of any such real property.

                           (d) Except as listed on the  Target's  disclosure  in
schedule, there are no leases, subleases, licenses, material concessions, or other material agreements, written or oral granting to any party or parties the right of use or occupancy of any portion of any real property owned by the Target or any of the Subsidiaries.

                           (e) There  are no  outstanding  options  or rights of
first refusal to purchase any of the real property owned by the Target or any of the Subsidiaries, or any portion thereof or interest therein.

                           (f) The leases  relating to the real property  leased
by the Target or any of the Subsidiaries are valid and in full force and there does not exist any default thereunder, except as disclosed in the disclosure schedule, that materially detracts from or interferes with the present use or value of such real property.

                       3.11. TANGIBLE PERSONAL PROPERTY.

                           (a) The Target and each of the  Subsidiaries has good
and marketable title except as disclosed in the disclosure schedule, to all tangible personal property it purports to own as of the date of the Target Audited Financial Statements (except for personal property sold or otherwise disposed of since the date of the Target Audited Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, encumbrances, claims or restrictions other than (i) liens for current taxes not due and payable or being contested in good faith by appropriate proceedings,
(ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, material, men and the like, and (iii) mortgages, liens, encumbrances, claims or restrictions, if any, that do not materially detract from or interfere with the present use or value of such personal property.

                           (b) All leases  relating  to  personal  property  are
valid and in full force and there does not exist any default thereunder where such default would materially detract from or interfere with the present use or value of such personal property.

                  3.12. INTELLECTUAL PROPERTY RIGHTS. SCHEDULE 3.12 contains a list of all patents, trademarks, trade names, corporate names, service marks, computer software, customer lists, processes, know-how and trade secrets (collectively, the "INTELLECTUAL PROPERTY") used in or necessary for the conduct of the business of the Target or any of the Subsidiaries as currently conducted. The Target and each of the Subsidiaries owns, or is licensed to use, all of the Intellectual Property. No claim has been asserted or threatened by any person with respect to the use of such Intellectual Property or challenging or questioning the validity or effectiveness of any such license or agreement with respect thereto, and the use of such Intellectual Property by the Target and the Subsidiaries do not infringe on the rights of any other person.

                  3.13. TAXES.

                           (a) The  Target and the  Subsidiaries  have has filed
all material returns, declarations, reports, claims for refund, or information returns or statements relating to any Federal, State, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto whether disputed or not (individually, a "TAX" and, collectively, "TAXES"), and further including any schedule or attachment thereto, and any amendment thereof, that the Target and the Subsidiaries were is required to file under any Federal, State, local, or foreign laws (individually, a "TAX RETURN" and, collectively, "TAX RETURNS"). All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Target and the Subsidiaries have has been paid when due or adequate provision has been made therefore in the applicable financial statements. There are no security interests or liens on any of the assets or the stock or other securities of the Target or the Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                           (b) The Target and the Subsidiaries have has withheld
and paid all Taxes required by law to have been withheld and paid in connection with amounts paid or owing to any employee, commissioned agent, creditor, stockholder, or other third party.

                           (c) There is no dispute or claim  concerning  any Tax
liability of, or attributable to, the Target or the Subsidiaries (including, without limitation, any dispute or claim with respect to any jurisdiction in which the Target or Subsidiaries do does not currently file Tax Returns) either
(i) claimed or raised by any authority in writing, or (ii) as to which the Target, the Subsidiaries or any Selling Stockholder has knowledge.

                           (d)  Neither  The Target nor any of the  Subsidiaries
have has not waived or extended any statute of limitations in respect of any assessment or collection of Taxes or any alleged, proposed or actual deficiency in Taxes or agreed to any extension of time with respect to the filing of any Tax Return.

                           (e)  Neither  the Target nor any of the  Subsidiaries
have filed a consent under Section 341(f) of the Internal Revenue Code (the "CODE").


                           (f)  Neither  the Target nor any of the  Subsidiaries
have made any payments, or is obligated to make payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

                           (g)  Neither  the Target nor any of the  Subsidiaries
have any liability for the Taxes of any person or entity other than the Target and the Subsidiaries (i) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of State, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

                  3.14. LITIGATION. Other than as set forth on SCHEDULE 3.14, there is no legal, administrative, arbitration or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind pending or threatened against or involving the Target or any of the Subsidiaries or their assets or properties.

                  3.15. EMPLOYEE BENEFIT PLANS.

                           (a) The Target and the Subsidiaries  have complied in
all material respects with all applicable laws relating to the employment of labor, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and those relating to wage, hours, collective bargaining, unemployment insurance, workers" compensation, equal employment opportunity and the payment of withholding taxes, including income and social security taxes, and has withheld (and paid over to the appropriate authorities) all amounts required by law or agreement to be held from the wages or salaries of its employees.

                           (b) With  respect to each  employee  welfare  benefit
plan of the Target or any of the Subsidiaries, as defined in Section 3(1) of ERISA (a "WELFARE PLAN"), and any deferred benefit plan of the Target or any of the Subsidiaries, as defined in Section 3(2) of ERISA (a "PENSION PLAN"), there are no actions, suits or investigations or claim pending or to the best of Seller"s knowledge, threatened with respect to the assets thereof, other than routine claims for benefits.

                           (c)  Neither  the Target nor any of the  Subsidiaries
has made contributions to or currently has any obligation to contribute to (or any other liability, including any potential liability) with respect to any Welfare or Pension Plan under which any employee was or may be entitled to any benefit that is a "Multiemployer Plan" as defined in Section 4001 of ERISA or any "Multiemployer Plan" within the meaning of Section 3(37) of ERISA. In addition, there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Target or any of the Subsidiaries.


                  3.16. ENVIRONMENTAL AND SAFETY LAWS.

                           (a) The Target and the Subsidiaries have has complied
with all Environmental Requirements (as defined below) and all health and safety laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against the Target and the Subsidiaries alleging any failure to so comply, except in each case where the failure to comply would not have a material adverse effect on the Target and the Subsidiaries, taken as a whole. The Target and the Subsidiaries have has obtained and been in compliance with all of the terms and conditions of all permits, licenses and other authorizations that are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables that are contained in, all Environmental Requirements and health and safety laws, except in each case where the failure to comply would not have a material adverse effect on the Target and the Subsidiaries, taken as a whole.

                           (b) The Target and the Subsidiaries have no liability
for, and have not handled or disposed of, any Hazardous Substance (as defined below), arranged for the disposal of any Hazardous Substance, exposed any employee or other individual to any Hazardous Substance, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Target and the Subsidiaries giving rise to any liability for damage to any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental Requirement or health and safety law, except where any such liability would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                           (c) None of the following exists at any real property
or facility owned or operated by the Target or the Subsidiaries: (i) underground storage tanks, (ii) asbestos-containing materials in any form or condition,
(iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments or disposal areas.

                           (d) "ENVIRONMENTAL REQUIREMENTS" means all applicable
statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, or all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states or political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments, and orders that are adopted and in effect as of the Closing and that relate to the protection of human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, materials or wastes, whether solid, liquid or gaseous in nature.

                           (e) The term  "HAZARDOUS  SUBSTANCES"  shall  include
without limitation: (i) those substances included within the definition of "Hazardous Substances," "Hazardous Materials," "Toxic Substances" or "Solid Waste" in CERCLA (42 U.S.C. sections 9601 et seq.), RCRA (42 U.S.C. sections 6901 et seq.), the Hazardous Materials Transportation Action (49 U.S.C. Sections 1801 et seq.) and the TSCA (15 U.S.C. sections 2601 et seq.) and the regulations promulgated thereunder; (ii) those substances listed in the United States Department of Transportation Table of Hazardous Materials (49 CFR 172.101 and amendments thereto); and (iii) such other substances, materials and wastes that, prior to or as of the Closing, are classified as hazardous or toxic under federal, state or local laws or regulations and that are regulated as such under such laws.

         3.17. ACCOUNTS RECEIVABLE. All accounts receivable that are reflected on the Target Audited Financial Statements or that have arisen since the date of the Target Audited Financial Statements (except such accounts receivable as have been collected since the Target Audited Financial Statements) in excess of reserves for doubtful accounts are valid and enforceable claims and arise out of bona fide transactions in the ordinary course of business in conformity with the applicable purchase orders, agreements and specifications. Such accounts receivable are subject to no valid defenses or offsets, except such discounts as are customarily offered to customers in the ordinary course of business and routine customer complaints or warranty demands that are not material in nature.

                  3.18. INVENTORY. All inventory of the Target and the Subsidiaries, whether reflected on the Target Audited Financial Statements or otherwise, consists of a quality and quantity usable and salable in the ordinary course of business. The value of all items of obsolete inventory and of inventory of below standard quality has been written down to realizable market value, and the value at which such inventory is carried reflects the Target's normal inventory valuation policy of stating its inventory at the lower of cost or market value, in each case in accordance with generally accepted accounting principles.

                  3.19. BROKERS OR FINDERS. The Target and the Selling Stockholders have engaged no broker, agent, finder or investment advisor in connection with the transactions contemplated by this Agreement, and no broker, agent or finder is entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the transactions contemplated hereby.

                  3.20. EMPLOYEES.

                           (a) No executive,  key employee or group of employees
has  any  plans  to  terminate   employment  with  the  Target  or  any  of  the
Subsidiaries.

                           (b) Neither the Target nor any of the Subsidiaries is
a party to or bound by any collective bargaining agreement. Neither the Target nor any of the Subsidiaries have experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes since the organization of the Target.

                           (c) Except as set forth on SCHEDULE 3.20, neither the
Target nor any of the Subsidiaries is a party to, and/or is bound by, any employment contract with any of its employees.

                  3.21. INSURANCE. The Target and the Subsidiaries are insured under, or are the owners and beneficiaries under, as appropriate, the policies listed in SCHEDULE 3.21, copies of which policies of insurance have been provided to the Company.

                  3.22. CONTRACTS AND COMMITMENTS; NO DEFAULT.

                           (a) Except as set forth in SCHEDULE 3.22, the Target:

                                    (i)  has  no  written   or  oral   contract,
commitment, agreement or arrangement with any person which (A) requires payments individually in excess of Twenty Five Thousand Dollars ($25,000) annually or in excess of One Hundred Thousand Dollars ($100,000) over its term (including without limitation periods covered by any option to extend or renew by either party) and (B) is not terminable on thirty (30) days" or less notice without cost or other Liability; (ii) does not pay any person or entity cash remuneration at the annual rate (including without limitation guaranteed bonuses) of more than Fifty Thousand ($50,000) for services rendered;

                                    (iii) is not  restricted  by agreement  from
carrying on its businesses or any part thereof anywhere in the world or from competing in any line of business with any person or entity;

                                    (iv) is not  subject  to any  obligation  or
requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity;

                                    (v) is not party to any agreement, contract,
commitment or loan to which any of its directors, officers or shareholders or any Affiliate (or former Affiliate) thereof is a party;

                                    (vi) is not subject to any outstanding sales
or purchase contracts, commitments or proposals which is anticipated to result in any loss upon completion or performance thereof;

                                    (vii) is not party to any  purchase  or sale
contract or agreement that calls for aggregate purchases or sales in excess over the course of such contract or agreement of One Hundred Thousand Dollars ($100,000) or which continues for a period of more than twelve months (including without limitation periods covered by any option to renew or extend by either party) which is not terminable on sixty (60) days" or less notice without cost or other Liability at or any time after the Closing; and Subject to disclosure

                                    (viii)  has  no   distributorship,   dealer,
manufacturer's representative, franchise or similar sales contract relating to the payment of a commission.

                           (b) True and complete  copies (or  summaries,  in the
case of oral items) of all items disclosed pursuant to this SECTION 3.22 have been made available to the Company for review. Except as set forth in SCHEDULE 3.22, all such items are valid and enforceable by and against the Target in accordance with their respective terms, the Target is not, except as previously disclosed, in breach, violation or default, however defined, in the performance of any of its obligations thereunder, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof; and to the best knowledge of the Target, no other parties thereto are in breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

                  3.23. FULL DISCLOSURE. No representations or warranties made by the Target and the Selling Stockholders in this Agreement, in any of the exhibits or schedules attached to this Agreement, or in the schedules attached hereto, or in any other statements furnished or to be furnished by the Target and the Selling Stockholders to the Company pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make any statement contained herein or therein not misleading. Copies of all documents heretofore or hereafter delivered or made available to the Company by the Target and the Selling Stockholders pursuant hereto were or will be complete and accurate records of such documents.





         4. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to Target and each of the Selling Stockholders as follows.

                  4.1. ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has full corporate power and authority to enter into and perform its obligations under this Agreement.

                  4.2. CAPITALIZATION. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $0.001 par value, of which 39,335,642 shares are issued and outstanding. All issued and outstanding shares of Common Stock immediately prior to the Closing are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants, rights, subscriptions, calls, contracts or other agreements to issue, purchase or acquire, or securities convertible into, shares of capital stock or other securities of any kind representing an ownership interest in the Company.

                  4.3. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all requisite corporate power and authority, to enter into and to carry out all of the terms of the Documents. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of the Documents by the Company has been taken and no further authorization on the part of the Company is required to consummate the transactions provided for in the Documents. When executed and delivered by the Company, the Documents shall constitute the valid and legally binding obligation of the Company, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

                  4.4. NO DEFAULT OR LEGAL RESTRICTIONS. The Company is not in violation of its articles of incorporation, bylaws or other governing documents. The Company is not in default under, or in breach of any term or provision of, any contract, agreement, lease, license, commitment, mortgage, indenture, bond, note, instrument or other obligation where such default or breach would have a material adverse effect on the Company, taken as a whole. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not violate the articles of incorporation, bylaws or other governing documents of the Company, and, except where any such conflict, breach, default or violation would not have a material adverse effect on the Company, taken as a whole, the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or result in any breach of (or create in any party the right to accelerate, terminate, modify or cancel) any terms, conditions or provisions of, or constitute a default under, or require the consent of any party to, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to the terms and conditions of, any contract to which the Company is now a party or by which any of them or any of their respective properties, assets or rights may be bound or affected, (b) violate any provision of any law, rule or regulation of any administrative agency or governmental body, or any order, writ, injunction or decree of any court, administrative agency, governmental body or arbitrator, or
(c) require any filing with, or license, permit, consent or other governmental approval of, any federal, state or local governmental body or governmental agency (including, without limitation, the Securities and Exchange Commission, other than the filing of a Form D and similar state securities laws filings).

                  4.5. COMPLIANCE WITH LAW. The Company is not in violation of any federal, state, local or foreign law, ordinance, regulation, judgment, decree, injunction or order of any court or other governmental entity. The Company has procured and are currently in possession of all licenses, permits and other governmental authorizations required by federal, state or local laws for the operation of the business of the Company in each jurisdiction in which the Company is currently conducting business, where the failure to possess such licenses, permits and authorizations would have a material adverse effect on the Company, taken as a whole, and there is no basis for revoking any such license, permit or other authorization. Such licenses are in full force and effect and there is no basis for any fines, penalties, or revocation of such licenses.

                  4.6. SEC REPORTS. The Company has delivered to Target and the Selling Stockholders the Parent's Annual Report on Form 10-KSB for the year ending December 31, 2002, its Quarterly Report on Form 10-QSB for the period ending March 31, 2003, its Quarterly Report on Form 10-QSB for the period ending June 30, 2003, its Quarterly Report on Form 10-QSB for the period ending September 30, 2003, its Definitive Information Statement dated January 7, 2004, its Current Report on Form 8-K dated January 23, 2004, its Current Report on Form 8-K dated February 24, 2004, its definitive information statement dated March 15, 2004, and its current report on form 8-K dated April 1, 2004 (collectively, the "SEC REPORTS"). The information in the SEC Reports was true and correct in all material respects as of the dates thereof and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, as of the dates thereof.

                  4.7. ABSENCE OF MATERIAL ADVERSE CHANGES. Since the date of the latest SEC Report, there has not been any (a) material adverse change in the business, operations, properties, condition (financial or otherwise) of the Company, (b) damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the business, properties or condition (financial or otherwise) of the Company, taken as a whole, or (c) change by the Company in accounting methods or principles used for financial reporting purposes, except as required by a change in generally accepted accounting principles and concurred with by the Company's independent certified public accountants.

                  4.8. TAXES.

                           (a) The  Company  has filed,  or will  file,  all Tax
Returns relating to any Tax. All such Tax Returns were, or will be, correct and complete in all material respects. All Taxes owed by the Company have been paid when due or adequate provision has been made therefore in the applicable financial statements. There are no security interests or liens on any of the assets or the stock or other securities of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                           (b) The  Company  has  withheld  and paid  all  Taxes
required by law to have been withheld and paid in connection with amounts paid or owing to any employee, commissioned agent, creditor, stockholder, or other third party.

                           (c) There is no dispute or claim  concerning  any Tax
liability of, or attributable to, the Company (including, without limitation, any dispute or claim with respect to any jurisdiction in which the Company does not currently file Tax Returns) either (i) claimed or raised by any authority in writing, or (ii) as to which the Company has knowledge.

                           (d)  The  Company  has not  waived  or  extended  any
statute of limitations in respect of any assessment or collection of Taxes or any alleged, proposed or actual deficiency in Taxes or agreed to any extension of time with respect to the filing of any Tax Return.

                           (e) The  Company  has not filed a  consent  under the
Code.

                           (f) The Company has not made any payments,  nor is it
obligated to make payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

                           (g) The Company does not have any  liability  for the
Taxes of any person or entity other than the Company (i) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of State, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

                  4.9. LITIGATION. There is no legal, administrative, arbitration or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind pending or threatened against or involving the Company or its assets or properties.

                  4.10. CONTRACTS AND COMMITMENTS; NO DEFAULT.

                           (a)  Except  as  set  forth  in  SCHEDULE  4.10,  the
Company:

                                    (i)  has  no  written   or  oral   contract,
commitment, agreement or arrangement with any person which (A) requires payments individually in excess of Twenty Five Thousand Dollars ($25,000) annually or in excess of One Hundred Thousand Dollars ($100,000) over its term (including without limitation periods covered by any option to extend or renew by either party) and (B) is not terminable on thirty (30) days" or less notice without cost or other liability; (ii) does not pay any person or entity cash remuneration at the annual rate (including without limitation guaranteed bonuses) of more than Fifty Thousand ($50,000) for services rendered;

                                    (iii) is not  restricted  by agreement  from
carrying on its businesses or any part thereof anywhere in the world or from competing in any line of business with any person or entity;

                                    (iv) is not  subject  to any  obligation  or
requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity;

                                    (v) is not party to any agreement, contract,
commitment or loan to which any of its directors, officers or shareholders or any Affiliate (or former Affiliate) thereof is a party;

                                    (vi) is not subject to any outstanding sales
or purchase contracts, commitments or proposals which is anticipated to result in any loss upon completion or performance thereof;

                                    (vii) is not party to any  purchase  or sale
contract or agreement that calls for aggregate purchases or sales in excess over the course of such contract or agreement of One Hundred Thousand Dollars ($100,000) or which continues for a period of more than twelve months (including without limitation periods covered by any option to renew or extend by either party) which is not terminable on sixty (60) days" or less notice without cost or other Liability at or any time after the Closing; and

                                    (viii)  has  no   distributorship,   dealer,
manufacturer's representative, franchise or similar sales contract relating to the payment of a commission.

                           (b) True and complete  copies (or  summaries,  in the
case of oral items) of all items disclosed pursuant to this SECTION 4.10 have been made available to the Target and the Selling Stockholders for review. Except as set forth in SCHEDULE 4.10, all such items are valid and enforceable by and against the Company in accordance with their respective terms, the Company is not in breach, violation or default, however defined, in the performance of any of its obligations thereunder, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof; and to the best knowledge of the Company, no other parties thereto are in breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

                  4.11 BROKERS OR FINDERS. The Company has not dealt with any broker or finder in connection with the transactions contemplated hereby. The Company has not incurred, nor shall it incur, directly or indirectly, any liability for any brokerage or finders' fees, agent commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                  4.12 FULL DISCLOSURE. No representations or warranties made by the Company in this Agreement, in any of the exhibits or schedules attached to this Agreement, or in the schedules attached hereto, or in any other statements furnished or to be furnished by the Company to the Target and the Selling Stockholders pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make any statement contained herein or therein not misleading. Copies of all documents heretofore or hereafter delivered or made available to the Target and the Selling Stockholders pursuant hereto were or will be complete and accurate records of such documents.

         5. Deliveries at Closing.

                  5.1 COMPANY'S DELIVERIES AT CLOSING. At the Closing, the Company shall deliver or cause to be delivered to Target and the Selling Stockholders all of the following:

                           (a)     The Convertible Preferred Stock;

                           (b) A certificate of an officer of the Company,  in a
form and substance reasonably acceptable to the Target, dated as of the Closing Date, certifying that (i) all representations and warranties of the Company made herein are true and correct as of the Closing Date; and (ii) the Company has performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing.

                           (c) Certified  resolutions  of the Board of Directors
of the Company authorizing the consummation of the transactions contemplated by this Agreement;

                            (d) Any  notices of sales  required to be filed with
the applicable federal and state agencies, which will be filed within the applicable periods therefor; and

                           (e) Such other  documents and instruments as shall be
reasonably necessary to effect the transactions contemplated hereby.

                  5.2. SELLING STOCKHOLDERS' AND TARGET'S DELIVERIES AT CLOSING. At the Closing, the Selling Stockholders shall deliver or cause to be delivered to the Company all of the following:

                           (a)  Original  certificates  representing  the Target
Shares to be exchanged pursuant to this Agreement;

                           (b) Stock  Assignments  Separate from  Certificate in
the form and substance satisfactory to the Company and duly executed by each of the Selling Stockholders regarding the Target Shares;

                           (c) A certificate  of an officer of the Target,  in a
form and substance reasonably acceptable to the Company, dated as of the Closing Date, certifying that (i) all representations and warranties of the Target made herein are true and correct as of the Closing Date; and (ii) the Target has performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Target on or prior to the Closing.

                           (d)  A   certificate   of  Albert   Anderson,   as  a
representative of the Selling Stockholders, in a form and substance reasonably acceptable to the Company, dated as of the Closing Date, certifying that (i) all representations and warranties of the Selling Stockholders made herein are true and correct as of the Closing Date; and (ii) the Selling Stockholders have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Selling Stockholders on or prior to the Closing.

                           (e) Certified  resolutions  of the Board of Directors
of Target authorizing the consummation of the transactions contemplated by this Agreement;

                           (f) A certificate of good standing of Target from the
State of Kentucky as of the most recent practicable date ;and

                           (g) Such other  documents and instruments as shall be
reasonably necessary to effect the transactions contemplated hereby.

         6. Covenants.

                  6.1. [INTENTIONALLY OMITTED].

                  6.2. [INTENTIONALLY OMITTED].

                  6.3. [INTENTIONALLY OMITTED].

                  6.4. FORM 8-K. The Company shall prepare a Current Report on Form 8-K regarding the acquisition contemplated herein and cause such Current Report to be filed with the Securities and Exchange Commission no later than fifteen (15) days following the Closing Date. The Company shall prepare an amendment to Current Report on Form 8-K containing the Target Financial Statements described in Section 3.7 herein and cause such amendment to be filed with the Securities and Exchange Commission no later than seventy-five (75) days following the Closing Date.

                  6.5. FILINGS; CONSENTS; REMOVAL OF OBJECTIONS. Subject to the terms and conditions herein provided, the parties hereto will use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert their best efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

                  6.6. FURTHER ASSURANCES; COOPERATION; NOTIFICATION.

                           (a) Each party hereto will, at and after the Closing,
execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the request of the Company and without further consideration, the Target and the Selling Stockholders will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the Company may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to the Company, and to confirm the Company's title to, the Target Shares.

                           (b) At all  times  from the  date  hereof  until  the
Closing, each party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions and covenants specified in Articles 5 and 6 hereof.

                  6.7. PUBLIC ANNOUNCEMENTS. On or after the Closing Date, the Company and the Target shall issue a press release (the "PRESS RELEASE") in a form and substance acceptable to both parties disclosing the execution of this Agreement. Other than the Press Release, none of the parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior consent of the other parties, which consent will not be unreasonably withheld or delayed; provided, however, that any of the parties hereto may at any time make any announcements which are required by applicable law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other parties of such requirement and discusses with the other parties in good faith the exact proposed wording of any such announcement.

                  6.9. TAX MATTERS; COOPERATION AND RECORDS RETENTION. The Target and the Company will (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other with any records or other information which may be relevant to such Tax Return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, the Target and the Company will retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax Returns, supporting work schedules and other records or information which may be relevant to such Tax Returns for all Tax periods or portions thereof ending on or before the Closing and will not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

         7. Survival and Indemnification.

                  7.1. SURVIVAL. The representations and warranties of each party hereto shall survive the execution of and delivery of this Agreement and the consummation of the transactions contemplated hereby and the same shall be effective for a period of five (5) years from the Closing Date and no longer. The covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the same shall be effective in accordance with their respective terms.

                  7.2.  MUTUAL  INDEMNIFICATION.  Subject to the limitations set forth in this Article 7, each party each agrees to indemnify and save harmless each other party from and against any and all losses, liabilities, expenses (including, without limitation, reasonable fees and disbursements of counsel), claims, liens, damages or other obligations whatsoever (collectively, "CLAIMS") that may actually and reasonably be payable by virtue of or which may actually and reasonably result from the inaccuracy of any of their respective representations or the breach of any of their respective warranties, covenants or agreements made in this Agreement or in any certificate, schedule or other instrument delivered pursuant to this Agreement; provided, however, that no claim for indemnity may be made hereunder if the facts giving rise to such Claim were in writing and known to the party seeking indemnification hereunder, such facts constituted a breach of the conditions to closing of the party seeking indemnification and the party seeking indemnification elected in any event to consummate the transactions contemplated by this Agreement. In addition, to the extent that applicable insurance coverage is available and paid to the party seeking indemnification hereunder with respect to the Claim for which indemnification is being sought, such amounts of insurance actually paid shall be deducted from the amount of the Claim for which indemnification may be sought hereunder and the indemnified party may recover only the amount of the loss actually suffered by the party to be indemnified. To the extent that such insurance payment is received subsequent to payment by the indemnifying party hereunder, the indemnified party shall reimburse the indemnifying party, up to the amount previously paid by the indemnifying party, for the amount of such insurance payment.

                  7.3. PROCEDURES FOR INDEMNIFICATION. Each party agrees to give each other party prompt written notice of any event or assertion of which it has knowledge concerning any such Claim and as to which it may request indemnification hereunder, and each party will cooperate with the other in determining the validity of any such Claim. The indemnifying party hereunder shall have the right to participate in, or control the defense of (with counsel reasonably satisfactory to the indemnified party), any such Claim for which indemnification has been requested hereunder. Each party agrees not to settle or compromise any such Claim without the prior written consent of each other party. The giving of notice to the indemnifying party as provided herein and the opportunity to participate or control the defense of the Claim for which indemnification is sought shall be a prerequisite to any obligation of the indemnifying party to indemnify the indemnified party hereunder. Following indemnification as provided hereunder, the indemnifying party shall be subrogated to all rights of the indemnified party against all other parties with respect to the Claim for which indemnification has been made.

                  7.4. LIMITATIONS ON INDEMNIFICATION. Notwithstanding the provisions of Section 7.2 hereof, no claim for indemnification by any party hereunder may be made unless the amount of the Claim for which indemnification is sought exceeds $25,000. The maximum aggregate liability of the Target and the Selling Stockholders to the Company for all claims arising under the Documents shall equal the aggregate principal amount of the Purchase Price.

         8. Miscellaneous.

                  8.1. CUMULATIVE REMEDIES. Any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulatively and not alternatively.

                  8.2. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement and any of the rights, interests or obligations hereunder may not be assigned by any of the parties hereto. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not.

                  8.3. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

                  8.4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

                  8.5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.

                  8.6. EXPENSES AND ATTORNEY FEES. The Company, Target and the Selling Stockholders shall each pay all of their respective legal and due diligence expenses in connection with the transactions contemplated by this Agreement, including, without limiting the generality of the foregoing, legal and accounting fees.

                  8.7. WAIVER OF CONDITIONS. At any time or times during the term hereof, the Company may waive fulfillment of any one or more of the conditions to its obligations in whole or in part, and Target or the Selling Stockholders may waive fulfillment of any one or more of the foregoing conditions to their obligation, in whole or in part, by delivering to the other party a written waiver or waivers of fulfillment thereof to the extent specified in such written waiver or waivers. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

                  8.8. LAW GOVERNING. This Agreement shall be construed and interpreted in accordance with and governed and enforced in all respects by the laws of the State of Kentucky.

                  8.9 DISPUTED MATTERS. Except as otherwise provided in this Agreement, each party hereby agrees that any suit, action or proceeding arising out of or relating to this Agreement shall be brought in either the United States District Court for the Eastern District of Kentucky or a Superior Court of the State of Kentucky in the County of Pike, and the parties hereby irrevocably and unconditionally submit to the jurisdiction of such courts. The parties hereby agree to waive trial by jury in any such suit, action or proceeding. The parties irrevocably waive and agree not to raise any objection any of them might now or hereafter have to the bringing of any such suit, action or proceeding in any such court including, without limitation, any objection that the place where such court is located is an inconvenient forum. Each party agrees that any judgment or order against that party in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon that party and consents to any such judgment or order being recognized and enforced in the courts of its jurisdiction of incorporation or organization or any other courts, by registration or entry of such judgment or order, by a suit, action or proceeding upon such judgment or order, or any other means available for enforcement of judgments or orders.

                  8.10. [INTENTIONALLY OMITTED].

                  8.11. DELIVERY BY FAX. Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party delivering an executed counterpart of this Agreement or any exhibit attached hereto by facsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver such executed hard copy shall not affect the validity, enforceability or binding nature effect of this Agreement or such exhibit.

                  8.12. GENDER NEUTRAL PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the referenced person, persons, entity or entities may require.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.

"PARENT"

TILLMAN INTERNATIONAL, INC.,
a Utah corporation


By:/S/ WILLIAM R. WHEELER
   ------------------------------------------
  William R. Wheeler, President

"COMPANY"

QUEST MINING & MINERALS, LTD.
a Nevada corporation


By:/S/ WILLIAM R. WHEELER
   ------------------------------------------
  William R. Wheeler, President


"TARGET"                                         "SELLING STOCKHOLDERS"

GWENCO, INC.                                     Signatures Appear on Exhibit A
a Kentucky corporation


By:/S/ ALBERT ANDERSON
  Albert Anderson, President

                                    EXHIBIT A

                              SELLING STOCKHOLDERS

 Signature of Selling Stockholder                    Target Shares


                                                          200
/S/ ALBERT ANDERSON
Albert Anderson

                                 SCHEDULE 1.2.1

                           TILLMAN INTERNATIONAL, INC.
                      SERIES B CONVERTIBLE PREFERRED STOCK


                                                   SUMMARY OF TERMS

ISSUER:                    Tillman International,  Inc., a Utah corporation (the
                           "Company")

TYPE OF SECURITIES:        1,600,000  Shares of Series B  Convertible  Preferred
                           Stock (the "Series B Preferred Stock"), initially convertible into shares of common stock of the Company ("Common Stock") on a one-for-one basis.

                           TERMS OF THE SERIES B PREFERRED STOCK

DIVIDENDS:                 The  Series  B  Preferred   Stock  will   participate
                           pro-rata, on an as-converted basis, with the Series A
                           Preferred  Stock,  in  dividends  paid on the  Common
                           Stock.

LIQUIDATION PREFERENCE:    In the  event  of  any  liquidation,  dissolution  or
                           winding up of the Company,  the holders of the Series
                           B Preferred Stock shall be entitled to receive, in preference to the holders of Common Stock, an amount equal to $2.50 plus any declared but unpaid dividends
                           (the "Liquidation Preference").

                           The remaining assets will be distributed ratably among the holders of Series B Preferred Stock, the Series A Preferred Stock, and Common Stock on an as-if-converted basis.

                           A merger, acquisition, sale or exclusive licensing of substantially all of the assets of the Company in which the then-existing shareholders of the Company do not own a majority of the outstanding shares of the capital stock of the surviving corporation shall be deemed to be a liquidation.

AUTOMATIC CONVERSION:      The Series B Preferred  Stock shall be  automatically
                           converted into Common Stock, at the then applicable conversion price, in the event that, during any period of fifteen (15) consecutive trading days beginning after the closing, the average closing price per share of the Company's Common Stock (or, if after the Reorganization, the Public Company's Common
                           Stock) as reported on a national securities exchange, the NASDAQ NMS or Small Cap Market, or the OTC
                           Bulletin Board, equals or exceeds $4.00 (subject to anti-dilution, recapitalization, and reorganization adjustments).


ANTI-DILUTION PROTECTION:  The conversion  price of the Series B Preferred Stock will be subject to proportional adjustment for stock splits, stock dividends, recapitalizations, and the like.

REDEMPTION RIGHTS:         None.

VOTING RIGHTS:             The Series B Preferred  Stock will vote together with
                           the Common Stock and not as a separate class. Each share of Series B Preferred Stock shall have a number of votes equal to the number of shares of Common
                           Stock then issuable upon the conversion of such share of Series B Preferred Stock.